Exhibit 10.39

COLLATERAL TRUST JOINDER

The undersigned, ICO Satellite North America Limited, a company organized under the laws of the Cayman Islands, hereby agrees to become party as an Obligor under the Collateral Trust Agreement dated as of August 15, 2005, by and among ICO North America, Inc., a Delaware corporation; ICO Global Communications (Holdings) Limited, a Delaware corporation; the Guarantors (as defined therein) from time to time party thereto; The Bank of New York, as collateral agent thereunder; The Bank of New York, as trustee under the Indenture (as defined therein); and the lender or administrative agent under the Loan Agreement (as defined therein) which becomes a party thereto by executing and delivering a Collateral Trust Joinder; and to be bound by the terms of said Collateral Trust Agreement as fully as if the undersigned had executed and delivered said Collateral Trust Agreement as of the date thereof.

The provisions of Article VIII of said Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Joinder as a deed as of December 22, 2006.

ICO SATELLITE NORTH AMERICA LIMITED

By:	/s/ DENNIS SCHMITT
Dennis Schmitt, Director

In the presence of:	/s/ BRENT ABRAHAMSEN
Name of witness:	Brent Abrahamsen
Address of witness:	2300 Carillon Point
Kirkland, WA 98033